 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

BROADWAY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39043	95-4547287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Wilshire Boulevard, Suite 150, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share (including attached preferred stock purchase rights)	BYFC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.03	Material Modification to Rights of Security Holders.

On October 30, 2023, Broadway Financial Corporation (the “Company”) filed an amendment to the certificate of incorporation of the Company (the “Stock Split Amendment”) with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s outstanding shares of Class A common stock, Class B common stock, and Class C common stock, par value $0.01 per share (collectively, the “Common Stock”), at a ratio of 1-for-8 (the “Reverse Stock Split”). The shares of Class A Common Stock listed on The Nasdaq Capital Market commenced trading on The Nasdaq Capital Market on a post-Reverse Stock Split adjusted basis at the open of business on November 1, 2023 at which time the Class A Common Stock was represented by a new CUSIP number, 111444709.

At the 2023 annual meeting of the Company’s stockholders held on June 21, 2023 (the “Annual Meeting”), the Company’s stockholders approved the adoption of an amendment to the Company’s certificate of incorporation, to effect a reverse stock split at a ratio of not less than 1-for-2 and not more than 1-for-10, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of the Board of Directors of the Company (the “Board”) at any time prior to December 31, 2023 with no change to the number of authorized shares.

On September 20, 2023, the Board approved the Reverse Stock Split. As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock immediately prior to the Reverse Stock Split was reduced to a smaller number of shares, such that every 8 shares of Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of Common Stock. Immediately following the Reverse Stock Split there were approximately 9,019,187 shares of Common Stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder who would otherwise be entitled to a fraction of a share of Common Stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) was, in lieu thereof, entitled to receive a cash payment determined by multiplying the closing trading price per share of the common stock (as adjusted for the reverse stock split) on The Nasdaq Capital Market on the trading day immediately preceding the effective time of the reverse stock split, by the fraction of a share of Common Stock to which each stockholder would otherwise be entitled.

The foregoing description of the Stock Split Amendment is not complete and is subject to and qualified in its entirety by reference to the Stock Split Amendment, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 5.03	Amendments to Certificate of Incorporation.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation of Broadway Financial Corporation related to the Reverse Stock Split, dated October 30, 2023.
104	Cover Page Interactive Data File, formatted in INline XBRL and included as Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION

Date: November 1, 2023	By:	/s/ Brenda J. Battey
Brenda J. Battey
Executive Vice President and
Chief Financial Officer